The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


        Subject to Completion, Pricing Supplement dated December 27, 2004

PROSPECTUS Dated November 10, 2004                 Pricing Supplement No. 17  to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-117752
Dated November 10, 2004                          Dated                    , 2005
                                                                  Rule 424(b)(3)

                                  $
                                 Morgan Stabley
                       GLOBAL MEDIUM-TERM NOTES, SERIES F
                             Senior Fixed Rate Notes
                             -----------------------
                         9% SPARQS due January 30, 2006
                          Mandatorily Exchangeable for
               Shares of Common Stock of LYONDELL CHEMICAL COMPANY
      Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                 ("SPARQS(R)")

The SPARQS will pay 9% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Lyondell Chemical Company common stock, subject to our right to call the SPARQS for cash at any time beginning July 30, 2005.
o    The principal amount and issue price of each SPARQS is $          , which
     is equal to the closing price of Lyondell common stock on the day we price the SPARQS for initial sale to the public.
o    We will pay 9% interest (equivalent to $          per year) on the $
     principal amount of each SPARQS. Interest will be paid quarterly, beginning April 30, 2005.
o At maturity, unless we have called the SPARQS for the cash call price, you will receive one share of Lyondell common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Lyondell Chemical Company. The maturity of the SPARQS may be accelerated under limited circumstances, including in the event of a substantial decline in the price of Lyondell common stock.
o Beginning July 30, 2005, we have the right to call all of the SPARQS at any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call which is expected to be 14% to 17% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The yield to call will be determined on the day we price the SPARQS for initial sale to the public. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.
o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice.
o Investing in SPARQS is not equivalent to investing in Lyondell common stock. You will not have the right to exchange your SPARQS for Lyondell common stock prior to maturity.
o Lyondell Chemical Company is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.
o We will apply to list the SPARQS to trade under the proposed symbol "LSM" on the American Stock Exchange LLC.
o    The CUSIP number for the SPARQS is 61746Y775.

You should read the more detailed description of the SPARQS in this pricing supplement. You should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

                           --------------------------
                           PRICE $         PER SPARQS
                           --------------------------

                                   Price to          Agent's         Proceeds to
                                  Public(1)       Commissions(2)      Company(1)
                                  ---------       --------------      ----------
Per SPARQS.....................      $                 $                 $
Total..........................      $                 $                 $

--------------------
(1)  Plus accrued interest, if any, from the original issue date.

(2) For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                MORGAN STANLEY

                      (This page intentionally left blank)

                          SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS(R) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley. The return on the SPARQS at maturity is linked to the performance of the common stock of Lyondell Chemical Company, which we refer to as Lyondell Stock, subject to our right to call the SPARQS for cash at any time on or after July 30, 2005.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.

Each SPARQS costs $              We, Morgan Stanley, are offering 9% Stock
                                 Participation Accreting Redemption
                                 Quarterly-pay Securities(SM) due January 30,
                                 2006, Mandatorily Exchangeable for Shares of
                                 Common Stock of Lyondell Chemical Company,
                                 which we refer to as the SPARQS. The principal
                                 amount and issue price of each SPARQS is
                                 $         , which is equal to the closing price
                                 of Lyondell Stock on the day we price the SPARQS for initial sale to the public.

                                 The original issue price of the SPARQS includes the agent's commissions paid with respect to the SPARQS and the cost of hedging our obligations under the SPARQS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the SPARQS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the SPARQS. See "Risk Factors--The inclusion of commissions and projected profit of hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of SPARQS--Use of Proceeds and Hedging."

No guaranteed return of          Unlike ordinary debt securities, the SPARQS do
principal                        not guarantee any return of principal at
                                 maturity. Instead the SPARQS will pay an amount of Lyondell Stock at the scheduled maturity date, subject to our prior call of the SPARQS for the applicable call price in cash.
                                 Investing in SPARQS is not equivalent to investing in Lyondell Stock. If at maturity
                                 (including upon an acceleration of the SPARQS) the closing price of Lyondell Stock has declined from the closing price on the day we price the SPARQS for initial sale to the public, your payout will be less than the principal amount of the SPARQS. In certain cases of acceleration described below under "--The maturity date of the SPARQS may be accelerated," you may instead receive an early cash payment on the SPARQS.

9% interest on the principal     We will pay interest on the SPARQS, at the rate
amount                           of 9% of the principal amount per year,
                                 quarterly on April 30, 2005, July 30, 2005,
                                 October 30, 2005 and the maturity date. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date. The interest rate we pay on the SPARQS is more than the current dividend rate on Lyondell Stock.

Payout at maturity               If we have not called the SPARQS and the
                                 maturity of the SPARQS has not accelerated, we will deliver to you at the scheduled maturity date a number of shares of Lyondell Stock equal to the exchange ratio for each $ principal amount of SPARQS you hold. The initial exchange ratio is one share of Lyondell
                                 Stock per SPARQS, subject to adjustment for certain corporate events relating to Lyondell
                                 Chemical Company, which we refer to as
                                 Lyondell. You do not have the right to
                                 exchange your SPARQS for Lyondell Stock prior to maturity.

                                 You can review the historical prices of
                                 Lyondell Stock in the section of this pricing supplement called "Description of SPARQS--Historical Information."

                                 If January 20, 2006, the final call notice date, is not a trading day or a market disruption event occurs on that day and we elect to call the SPARQS, both the final call notice date and the scheduled maturity date of the SPARQS will be postponed so that the maturity date will be the tenth calendar day after we send notice of our election. See the section of this pricing supplement called "Description of SPARQS--Maturity Date." The maturity of the SPARQS will be accelerated under the circumstances described below under "--The maturity date of the SPARQS may be accelerated."

Your return on the SPARQS may    The return investors realize on the SPARQS may
be limited by our call right     be limited by our call right. We have the right
                                 to call all of the SPARQS at any time beginning
                                 July 30, 2005, including at maturity, for the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 14% to 17% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The yield to call will be determined on the day we price the SPARQS for initial sale to the public.

                                 You should not expect to obtain a total yield (including interest payments) of more than 14% to 17% per annum on the issue price of the SPARQS to the call date. If we call the SPARQS, you will receive the cash call price and not Lyondell Stock or an amount based upon the closing price of Lyondell Stock.

                                 The yield to call, and the call price for a particular call date that the yield to call implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at a yield to call rate of 14% to 17% per annum, equals the issue price of the SPARQS.

                                 If we call the SPARQS, we will do the
                                 following:

                                 o    send a notice announcing that we have
                                      decided to call the SPARQS;

                                 o specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 10 nor more than 30 days after the date of the notice; and

                                 o specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                                 If we were to call the SPARQS on July 30, 2005, which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of
                                 issuance through the call date, would be
                                 $        per SPARQS. If we were to call the
                                 SPARQS on the scheduled maturity date, the
                                 total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the
                                 scheduled maturity date), would be $        per
                                 SPARQS.

The yield to call on the         The yield to call on the SPARQS is expected to
SPARQS is expected to be 14%     be 14% to 17% per annum, and will be determined
to 17%                           on the day we price the SPARQS for initial sale
                                 to the public. This means that the annualized rate of return that you will receive on the issue price of the SPARQS if we call the SPARQS is expected to be 14% to 17% per annum. The calculation of the yield to call takes into account the issue price of the SPARQS, the time to the call date, and the amount and timing of interest payments on the SPARQS, as well as the call price. If we call the SPARQS on any particular call date, the call price will be an amount so that the yield to call on the SPARQS to but excluding the call date will be 14% to 17% per annum.

The maturity date of the         The maturity date of the SPARQS will be
SPARQS may be accelerated        accelerated upon the occurrence of either of
                                 the following events:

                                 o    a price event acceleration, which will
                                      occur if the closing price of Lyondell
                                      Stock on any two consecutive trading days is less than $2.00 (subject to adjustment for certain corporate events related to Lyondell); and

                                 o    an event of default acceleration, which
                                      will occur if there is an event of default with respect to the SPARQS.

                                 The amount payable to you will differ depending on the reason for the acceleration.

                                 o If there is a price event acceleration, we will owe you (i) a number of shares of Lyondell Stock at the then current exchange ratio and (ii) accrued but unpaid interest to but excluding the date of acceleration plus an amount of cash determined by the Calculation Agent equal to the sum of the present values of the remaining scheduled payments of interest on the SPARQS (excluding such accrued but unpaid interest) discounted to the date of acceleration, as described in the section of this pricing supplement called "Description of SPARQS--Price Event Acceleration."

                                 o    If there is an event of default
                                      acceleration and if we have not already
                                      called the SPARQS in accordance with our call right, we will owe you (i) the lesser of (a) the product of (x) the closing price of Lyondell Stock, as of the date of such acceleration and (y) the then current exchange ratio and (b) the call price calculated as though the date of acceleration were the call date (but in no event less than the call price for the first call date) and (ii) accrued but unpaid interest to but excluding the date of acceleration.

                                      (o)   If we have already called the
                                            SPARQS in accordance with our
                                            call right, we will owe you (i)
                                            the call price and (ii) accrued
                                            but unpaid interest to the date
                                            of acceleration.

                                 The amount payable to you if the maturity of
                                 the SPARQS is accelerated may be substantially
                                 less than the $        principal amount of the
                                 SPARQS.

The SPARQS may become            Following certain corporate events relating to
exchangeable into the common     Lyondell Stock, such as a stock-for-stock
stock of companies other than    merger where Lyondell is not the surviving
Lyondell                         entity, you will receive at maturity the common
                                 stock of a successor corporation to Lyondell.
                                 Following certain other corporate events relating to Lyondell Stock, such as a merger event where holders of Lyondell Stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to Lyondell Stock, you will receive at maturity the common stock of three companies in the same industry group as Lyondell in lieu of, or in addition to, Lyondell Stock, as applicable. In the event of such a corporate event, the equity-linked nature of the SPARQS would be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of SPARQS--Antidilution Adjustments." You should read this section in order to understand these and other adjustments that may be made to your SPARQS.

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley
calculation agent                & Co. Incorporated, which we refer to as MS &
                                 Co., to act as calculation agent for JPMorgan
                                 Chase Bank, N.A. (formerly known as JPMorgan
                                 Chase Bank), the trustee for our senior notes.
                                 As calculation agent, MS & Co. will determine the call price that you will receive if we call the SPARQS. MS & Co. will also calculate the amount payable per SPARQS in the event of a price event acceleration, adjust the exchange ratio for certain corporate events affecting
                                 Lyondell Stock and determine the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events relating to Lyondell
                                 Stock that we describe in the section of this pricing supplement called "Description of
                                 SPARQS--Antidilution Adjustments."

No affiliation with Lyondell     Lyondell is not an affiliate of ours and is not
                                 involved with this offering in any way. The obligations represented by the SPARQS are obligations of Morgan Stanley and not of Lyondell.

Where you can find more          The SPARQS are senior notes issued as part of
information on the SPARQS        our Series F medium-term note program. You can
                                 find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 10, 2004.
                                 We describe the basic features of this type of
                                 note in the sections called "Description of Notes--Fixed Rate Notes" and "--Exchangeable
                                 Notes."

                                 For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us                  Please contact your local Morgan Stanley branch
                                 office or our principal executive offices at 1585 Broadway, New York, New York 10036
                                 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Lyondell Stock, there is no guaranteed return of principal. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not ordinary senior   The SPARQS combine features of equity and debt.
notes -- no guaranteed return    The terms of the SPARQS differ from those of
of principal                     ordinary debt securities in that we will not
                                 pay you a fixed amount at maturity. Our payout to you at the scheduled maturity date will be a number of shares of Lyondell Stock, unless we have exercised our call right or the maturity of the SPARQS has been accelerated. If the closing price of Lyondell Stock at maturity
                                 (including upon an acceleration of the SPARQS) is less than the closing price on the day we price the SPARQS for initial sale to the public, and we have not called the SPARQS, we will pay you an amount of Lyondell Stock or, under some circumstances, cash, in either case, with a value that is less than the principal amount of the SPARQS.

Your appreciation potential is   The appreciation potential of the SPARQS is
limited by our call right        limited by our call right. The $          issue
                                 price of one SPARQS is equal to the closing price of one share of Lyondell Stock on the day we price the SPARQS for initial sale to the public. If we exercise our call right, you will receive the cash call price described under "Description of SPARQS--Call Price" below and not Lyondell Stock or an amount based upon the closing price of Lyondell Stock. The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, represents a yield to call of 14% to 17% per annum on the issue price of the SPARQS from the date of issuance to but excluding the call date. The yield to call will be determined on the day we price the SPARQS for initial sale to the public. We may call the SPARQS at any time on or after July 30, 2005, including on the maturity date. You should not expect to obtain a total yield (including interest payments) of more than 14% to 17% per annum on the issue price of the SPARQS to the call date.

Secondary trading                There may be little or no secondary market for
may be limited                   the SPARQS. Although we will apply to list the
                                 SPARQS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the SPARQS but is not required to do so. If at any time MS
                                 & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your SPARQS would likely be lower than if an active market existed.

Market price of the SPARQS may   Several factors, many of which are beyond our
be influenced by many            control, will influence the value of the SPARQS
unpredictable factors            in the secondary market and the price at which
                                 MS & Co. may be willing to purchase or sell the SPARQS in the secondary market. We expect that generally the trading price of Lyondell Stock on any day will affect the value of the SPARQS more than any other single factor. However, because we have the right to call the SPARQS at any time beginning July 30, 2005 for a call price that is not linked to the closing price of Lyondell Stock, the SPARQS may trade differently from Lyondell Stock. Other factors that may influence the value of the SPARQS include:

                                 o the volatility (frequency and magnitude of changes in price) of Lyondell Stock

                                 o    geopolitical conditions and economic,
                                      financial, political, regulatory or
                                      judicial events that affect stock markets generally and that may affect Lyondell and the trading price of Lyondell Stock

                                 o    interest and yield rates in the market

                                 o the time remaining until we can call the SPARQS and until the SPARQS mature

                                 o    the dividend rate on Lyondell Stock

                                 o    our creditworthiness

                                 o the occurrence of certain events affecting Lyondell that may or may not require an adjustment to the exchange ratio

                                 Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the trading price of Lyondell Stock is at, below, or not sufficiently above the initial closing price.

                                 You cannot predict the future performance of Lyondell Stock based on its historical performance. The price of Lyondell Stock may decrease so that you will receive at maturity an amount of Lyondell Stock or, under some circumstances, cash, in either case, worth less than the principal amount of the SPARQS. In addition, there can be no assurance that the price of Lyondell Stock will increase so that you will receive at maturity an amount of Lyondell Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not Lyondell Stock, and your yield to the call date (including all of the interest paid on the SPARQS) is expected to be 14% to 17% per annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in Lyondell Stock.

The inclusion of commissions     Assuming no change in market conditions or any
and projected profit from        other relevant factors, the price, if any, at
hedging in the original          which MS & Co. is willing to purchase SPARQS in
issue price is likely to         secondary market transactions will likely be
adversely affect secondary       lower than the original issue price, since the
market prices                    original issue price included, and secondary
                                 market prices are likely to exclude,
                                 commissions paid with respect to the SPARQS, as well as the projected profit included in the cost of hedging our obligations under the SPARQS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

If the SPARQS accelerate, you    The maturity of the SPARQS will be accelerated
may receive an amount worth      if there is a price event acceleration or an
substantially less than the      event of default acceleration. The amount
principal amount of the SPARQS   payable to you if the maturity of the SPARQS is
                                 accelerated will differ depending on the reason for the acceleration and may be substantially less than the principal amount of the SPARQS.
                                 See "Description of SPARQS--Price Event
                                 Acceleration" and "Description of SPARQS--
                                 Alternate Exchange Calculation in Case of an
                                 Event of Default."

Morgan Stanley is not            Lyondell is not an affiliate of ours and is not
affiliated with Lyondell         involved with this offering in any way.
                                 Consequently, we have no ability to control the actions of Lyondell, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. Lyondell has no obligation to consider your interest as an investor in the SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to Lyondell.

Morgan Stanley may engage in     We or our affiliates may presently or from time
business with or involving       to time engage in business with Lyondell
Lyondell without regard to       without regard to your interests, including
your interests                   extending loans to, or making equity
                                 investments in, Lyondell or providing advisory services to Lyondell, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Lyondell. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Lyondell. These research reports may or may not recommend that investors buy or hold Lyondell
                                 Stock.

You have no shareholder rights   Investing in the SPARQS is not equivalent to
                                 investing in Lyondell Stock. As an investor in the SPARQS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to Lyondell Stock. In addition, you do not have the right to exchange your SPARQS for Lyondell
                                 Stock prior to maturity.

The SPARQS may become            Following certain corporate events relating to
exchangeable into the common     Lyondell Stock, such as a merger event where
stock of companies other than    holders of Lyondell Stock would receive all or
Lyondell                         a substantial portion of their consideration in
                                 cash or a significant cash dividend or
                                 distribution of property with respect to Lyondell Stock, you will receive at maturity the common stock of three companies in the same industry group as Lyondell in lieu of, or in addition to, Lyondell Stock. Following certain other corporate events, such as a stock-for-stock merger where Lyondell is not the surviving entity, you will receive at maturity the common stock of a successor corporation to Lyondell. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called
                                 "Description of SPARQS--Antidilution
                                 Adjustments." The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the SPARQS.

The antidilution adjustments     MS & Co., as calculation agent, will adjust the
the calculation agent is         amount payable at maturity for certain events
required to make do not cover    affecting Lyondell Stock, such as stock splits
every corporate event that       and stock dividends, and certain other
could affect Lyondell Stock      corporate actions involving Lyondell, such as
                                 mergers. However, the calculation agent will not make an adjustment for every corporate event that could affect Lyondell Stock. For example, the calculation agent is not required to make any adjustments if Lyondell or anyone else makes a partial tender or partial exchange offer for Lyondell Stock. If an event occurs that does not require the calculation agent to adjust the amount of Lyondell Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

The economic interests of the    The economic interests of the calculation agent
calculation agent and other of   and other of our affiliates are potentially
our affiliates are potentially   adverse to your interests as an investor in the
adverse to your interests        SPARQS.

                                 As calculation agent, MS & Co. will calculate the cash amount you will receive if we call the SPARQS and the amount payable to you in the event of a price acceleration and will determine what adjustments should be made to the exchange ratio to reflect certain corporate and other events and the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events. Determinations made by MS & Co, in its capacity as calculation agent, including adjustments to the exchange ratio or the calculation of the amount payable to you in the event of a price event acceleration, may affect the amount payable to you at maturity or upon a price event acceleration of the SPARQS. See the sections of this pricing supplement called "Description of SPARQS--Antidilution

                                 Adjustments" and "--Price Event Acceleration."

                                 The original issue price of the SPARQS includes the agent's commissions and certain costs of hedging our obligations under the SPARQS. The subsidiaries through which we hedge our obligations under the SPARQS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity     MS & Co. and other affiliates of ours will
by the calculation agent and     carry out hedging activities related to the
its affiliates could             SPARQS, including trading in Lyondell Stock as
potentially affect the value     well as in other instruments related to
of the SPARQS                    Lyondell Stock. MS & Co. and some of our other
                                 subsidiaries also trade Lyondell Stock and other financial instruments related to Lyondell
                                 Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we price the SPARQS for initial sale to the public could potentially affect the price of Lyondell Stock and, accordingly, potentially increase the issue price of the SPARQS and, therefore, the price at which Lyondell Stock must close before you would receive at maturity an amount of Lyondell
                                 Stock worth as much as or more than the
                                 principal amount of the SPARQS. Additionally, such hedging or trading activities during the term of the SPARQS could potentially affect the price of Lyondell Stock at maturity and, accordingly, if we have not called the SPARQS, the value of the Lyondell Stock, or in certain circumstances cash, you will receive at maturity, including upon an acceleration event.

Because the characterization     You should also consider the U.S. federal
of the SPARQS for U.S. federal   income tax consequences of investing in the
income tax purposes is           SPARQS. There is no direct legal authority as
uncertain, the material U.S.     to the proper tax treatment of the SPARQS, and
federal income tax               consequently our special tax counsel is unable
consequences of an investment    to render an opinion as to their proper
in the SPARQS are uncertain      characterization for U.S. federal income tax
                                 purposes. Significant aspects of the tax treatment of the SPARQS are uncertain. Pursuant to the terms of the SPARQS and subject to the discussion under "Description of SPARQS--United
                                 States Federal Income Taxation--Non-U.S.
                                 Holders," you have agreed with us to treat a SPARQS as an investment unit consisting of (i) a terminable forward contract and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called "Description of SPARQS--United States Federal Income
                                 Taxation--General." The terminable forward contract (i) requires you (subject to our call right) to purchase Lyondell Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the call price and the deposit. If the Internal Revenue Service (the
                                 "IRS") were successful in asserting an
                                 alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your tax basis for Lyondell Stock received in exchange for the SPARQS might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called
                                 "Description of SPARQS--United States Federal
                                 Income Taxation."

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of SPARQS--United States Federal Income Taxation--Non-U.S. Holders" for a discussion of the withholding tax consequences of an investment in the SPARQS.

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the SPARQS, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                              DESCRIPTION OF SPARQS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $ principal amount of our 9% SPARQS due January 30, 2006, Mandatorily Exchangeable for Shares of Common Stock of Lyondell Chemical Company. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount......    $

Maturity Date...................    January 30, 2006, subject to acceleration as
                                    described below in "--Price Event
                                    Acceleration" and "--Alternate Exchange
                                    Calculation in Case of an Event of Default" and subject to extension if the Final Call
                                    Notice Date is postponed in accordance with the following paragraph.

                                    If the Final Call Notice Date is postponed because it is not a Trading Day or due to a Market Disruption Event or otherwise and we elect to call the SPARQS, the scheduled Maturity Date will be postponed so that the Maturity Date will be the tenth calendar day following the Final Call Notice Date.
                                    See "--Final Call Notice Date."

Interest Rate...................    9% per annum (equivalent to $        per
                                    annum per SPARQS)

Interest Payment Dates..........    April 30, 2005, July 30, 2005, October 30,
                                    2005 and the Maturity Date.

                                    If the scheduled Maturity Date is postponed due to a Market Disruption Event or otherwise, we will pay interest on the Maturity Date as postponed rather than on January 30, 2006, but no interest will accrue on the SPARQS or on such payment during the period from or after the scheduled Maturity Date.

Record Date.....................    The Record Date for each Interest Payment
                                    Date, including the Interest Payment Date scheduled to occur on the Maturity Date, will be the date 5 calendar days prior to such scheduled Interest Payment Date, whether or not that date is a Business Day;
                                    provided, however, that in the event that we call the SPARQS, no Interest Payment Date will occur after the Morgan Stanley Notice
                                    Date, except for any Interest Payment Date for which the Morgan Stanley Notice Date falls on or after the "ex-interest" date for the related interest payment, in which case the related interest payment will be made on such Interest Payment Date; and provided, further, that accrued but unpaid interest payable on the Call Date, if any, will be payable to the person to whom the Call Price is payable. The "ex-interest" date for any interest payment is the date on which purchase transactions in the SPARQS no longer carry the right to receive such interest payment.

Specified Currency..............    U.S. dollars

Issue Price.....................    $          per SPARQS

Original Issue Date
(Settlement Date)...............               , 2005

CUSIP Number....................    61746Y775

Denominations...................    $          and integral multiples thereof

Morgan Stanley Call Right.......    On any scheduled Trading Day on or after
                                    July 30, 2005 or on the Maturity Date
                                    (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a Trading Day), we may call the SPARQS, in whole but not in part, for the Call Price. If we call the SPARQS, the cash Call Price and any accrued but unpaid interest on the SPARQS will be delivered to the Trustee for delivery to the Depositary, which we refer to as DTC, as holder of the SPARQS, on the Call Date fixed by us and set forth in our notice of mandatory exchange, upon delivery of the SPARQS to the Trustee.
                                    We will, or will cause the Calculation Agent to, deliver such cash to the Trustee for delivery to DTC, as holder of the SPARQS. We expect such amount of cash will be distributed to investors on the Call Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry
                                    Note or Certificated Note" below, and see
                                    "The Depositary" in the accompanying
                                    prospectus supplement.

Morgan Stanley Notice Date......    The scheduled Trading Day on which we issue
                                    our notice of mandatory exchange, which must be at least 10 but not more than 30 days prior to the Call Date.

Final Call Notice Date..........    January 20, 2006; provided that if January
                                    20, 2006 is not a Trading Day or if a Market
                                    Disruption Event occurs on such day, the Final Call Notice Date will be the immediately succeeding Trading Day on which no Market Disruption Event occurs.

Call Date.......................    The day specified by us in our notice of
                                    mandatory exchange, on which we will deliver cash to DTC, as holder of the SPARQS, for mandatory exchange, which day may be any scheduled Trading Day on or after July 30, 2005 or the Maturity Date (including the
                                    Maturity Date as it may be extended and
                                    regardless of whether the Maturity Date is a scheduled Trading Day).

Call Price......................    The Call Price with respect to any Call Date
                                    is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments, including accrued and unpaid interest payable on the Call Date), discounted to the Original Issue Date from the applicable payment date at the Yield to Call rate of 14% to 17% per annum, computed on the basis of a 360-day year of twelve
                                    30-day months, equals the Issue Price, as determined by the Calculation Agent.

                                    The table of indicative Call Prices set
                                    forth below illustrates what the Call Price per SPARQS would be if we were to call the SPARQS on July 30, 2005 (which is the earliest date on which we may call the SPARQS) and on any subsequent scheduled Interest Payment Date through the scheduled Maturity Date:

                                    Call Date                        Call Price
                                    ------------------------------   ----------
                                    July 30, 2005.................    $
                                    October 30, 2005..............    $
                                    January 30, 2006..............    $

                                    The indicative Call Prices set forth above do not include the accrued but unpaid interest that would also be payable on each SPARQS on the applicable Call Date. We may call the SPARQS on any scheduled Trading Day on or after July 30, 2005 or on the Maturity Date (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a scheduled Trading Day).

                                    For more information regarding the
                                    determination of the Call Price and examples of how the Call Price is calculated in certain hypothetical scenarios, see Annex A to this pricing supplement.

Yield to Call...................    The Yield to Call on the SPARQS is expected
                                    to be 14% to 17% per annum, and will be
                                    determined on the day we price the SPARQS for initial sale to the public. This means that the annualized rate of return that you will receive on the Issue Price of the SPARQS if we call the SPARQS will be 14% to 17% per annum. The calculation of the Yield to Call takes into account the Issue Price of the SPARQS, the time to the Call Date, and the amount and timing of interest payments on the SPARQS, as well as the Call
                                    Price. If we call the SPARQS on any
                                    particular Call Date, the Call Price will be an amount so that the Yield to Call on the SPARQS to but excluding the Call Date will be 14% to 17% per annum. See Annex A to this pricing supplement.

Exchange at the Maturity Date...    Unless we have called the SPARQS or their
                                    maturity has accelerated, at the scheduled
                                    Maturity Date, upon delivery of the SPARQS
                                    to the Trustee, we will apply the
                                    $           principal amount of each SPARQS
                                    as payment for, and will deliver, a number of shares of Lyondell Stock at the Exchange
                                    Ratio.

                                    We shall, or shall cause the Calculation
                                    Agent to, (i) provide written notice to the Trustee and to DTC, on or prior to 10:30 a.m. on the Trading Day immediately prior to the scheduled Maturity Date of the SPARQS (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), of the amount of Lyondell Stock to be delivered with respect to the $ principal amount of each SPARQS and (ii) deliver such shares of Lyondell Stock (and cash in respect of interest and any fractional shares of Lyondell Stock) to the Trustee for delivery to DTC, as holder of the SPARQS, on the scheduled Maturity Date. We expect such shares and cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

                                    If the maturity of the SPARQS is accelerated because of a Price Event Acceleration (as described under "--Price Event

                                    Acceleration" below) or because of an Event of Default Acceleration (as defined under "--Alternate Exchange Calculation in Case of an Event of Default" below), we shall provide such notice as promptly as possible and in no event later than (i) in the case of an Event of Default Acceleration, two Trading Days after the date of acceleration (but if such second Trading Day is not a Business Day, prior to the close of business on the Business Day preceding such second Trading Day) and (ii) in the case of a Price Event Acceleration, 10:30 a.m. on the Trading Day immediately prior to the date of acceleration (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the date of acceleration).

Price Event Acceleration........    If on any two consecutive Trading Days
                                    during the period prior to and ending on the
                                    third Business Day immediately preceding the
                                    Maturity Date, the product of the Closing
                                    Price per share of Lyondell Stock and the
                                    Exchange Ratio is less than $2.00, the
                                    Maturity Date of the SPARQS will be deemed
                                    to be accelerated to the third Business Day
                                    immediately following such second Trading
                                    Day (the "date of acceleration"). See
                                    "--Exchange Ratio" below. Upon such
                                    acceleration, with respect to the
                                    $           principal amount of each SPARQS,
                                    we will deliver to DTC, as holder of the SPARQS, on the date of acceleration:

                                    o    a number of shares of Lyondell Stock at
                                         the then current Exchange Ratio; and

                                    o    accrued but unpaid interest to but
                                         excluding the date of acceleration plus
                                         an amount of cash, as determined by the
                                         Calculation Agent, equal to the sum of
                                         the present values of the remaining
                                         scheduled payments of interest on the
                                         SPARQS (excluding any portion of such
                                         payments of interest accrued to the
                                         date of acceleration) discounted to the
                                         date of acceleration at the yield that
                                         would be applicable to a non-interest
                                         bearing, senior unsecured debt
                                         obligation of ours with a comparable
                                         term.

                                    We expect such shares and cash will be
                                    distributed to investors on the date of
                                    acceleration in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement. The present value of each remaining scheduled payment will be based on the comparable yield that we would pay on a non-interest bearing, senior unsecured debt obligation having a maturity equal to the term of each such remaining scheduled payment, as determined by the Calculation Agent.

                                    Investors will not be entitled to receive the return of the $ principal amount of each SPARQS upon a Price Event Acceleration.

No Fractional Shares............    Upon delivery of the SPARQS to the Trustee
                                    at maturity, we will deliver the aggregate number of shares of Lyondell Stock due with respect to all of such SPARQS, as described above, but we will pay cash in lieu of delivering any fractional share of Lyondell Stock in an amount equal to the corresponding fractional Closing Price of such fraction of a share of Lyondell Stock as determined by the Calculation Agent as of the second scheduled Trading Day prior to maturity of the SPARQS.

Exchange Ratio..................    1.0, subject to adjustment for certain
                                    corporate events relating to Lyondell. See
                                    "--Antidilution Adjustments" below.

Closing Price...................    The Closing Price for one share of Lyondell
                                    Stock (or one unit of any other security for which a Closing Price must be determined) on any Trading Day (as defined below) means:

                                    o   if Lyondell Stock (or any such other
                                        security) is listed or admitted to
                                        trading on a national securities
                                        exchange, the last reported sale price,
                                        regular way, of the principal trading
                                        session on such day on the principal
                                        United States securities exchange
                                        registered under the Securities Exchange
                                        Act of 1934, as amended (the "Exchange
                                        Act"), on which Lyondell Stock (or any
                                        such other security) is listed or
                                        admitted to trading,

                                    o   if Lyondell Stock (or any such other
                                        security) is a security of the Nasdaq
                                        National Market (and provided that the
                                        Nasdaq National Market is not then a
                                        national securities exchange), the
                                        Nasdaq official closing price published
                                        by The Nasdaq Stock Market, Inc. on such day, or

                                    o   if Lyondell Stock (or any such other
                                        security) is neither listed or admitted
                                        to trading on any national securities
                                        exchange nor a security of the Nasdaq
                                        National Market but is included in the
                                        OTC Bulletin Board Service (the "OTC
                                        Bulletin Board") operated by the
                                        National Association of Securities
                                        Dealers, Inc. (the "NASD"), the last
                                        reported sale price of the principal
                                        trading session on the OTC Bulletin
                                        Board on such day.

                                    If Lyondell Stock (or any such other
                                    security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of Lyondell Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for Lyondell Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for Lyondell Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term "security of the Nasdaq National Market" will include a security included in any successor to such system, and the term OTC Bulletin Board Service will include any successor service thereto.

Trading Day.....................    A day, as determined by the Calculation
                                    Agent, on which trading is generally
                                    conducted on the New York Stock Exchange,
                                    Inc. ("NYSE"), the AMEX, the Nasdaq National
                                    Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or
Certificated Note...............    Book Entry. The SPARQS will be issued in the
                                    form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the SPARQS. Your beneficial interest in the SPARQS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by you or to be taken by you refer to actions taken or to be taken by DTC upon instructions from its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the SPARQS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and
                                    "Form of Securities--Global
                                    Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or Subordinated
Note............................    Senior

Trustee.........................    JPMorgan Chase Bank, N.A.
                                    (formerly known as JPMorgan Chase Bank)

Agent...........................    MS & Co.

Calculation Agent...............    MS & Co.

                                    All determinations made by the Calculation
                                    Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee, and us.

                                    All calculations with respect to the
                                    Exchange Ratio and Call Price for the SPARQS will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to the Call Price resulting from such calculations will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded to .7655); and all dollar amounts paid with respect to the Call Price on the aggregate number of SPARQS will be rounded to the nearest cent, with one-half cent rounded upward.

                                    Because the Calculation Agent is our
                                    affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the SPARQS, including with respect to certain determinations and judgments that the Calculation Agent must make in making adjustments to the Exchange Ratio or determining any Closing Price or whether a Market Disruption Event has occurred or calculating the amount payable to you in the event of a Price Event Acceleration. See "--Antidilution Adjustments" and "--Market Disruption Event" below and "--Price Event Acceleration" above. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Antidilution Adjustments........    The Exchange Ratio will be adjusted as
                                    follows:

                                    1. If Lyondell Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of Lyondell Stock.

                                    2. If Lyondell Stock is subject (i) to a stock dividend (issuance of additional shares of Lyondell Stock) that is given ratably to all holders of shares of Lyondell Stock or (ii) to a distribution of Lyondell Stock as a result of the triggering of any provision of the corporate charter of Lyondell, then once the dividend has become effective and Lyondell Stock is trading ex-dividend, the Exchange Ratio will be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of (i) the number of shares issued with respect to one share of Lyondell Stock and (ii) the prior Exchange Ratio.

                                    3. If Lyondell issues rights or warrants to all holders of Lyondell Stock to subscribe for or purchase Lyondell Stock at an exercise price per share less than the Closing Price of Lyondell Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the SPARQS, then the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and a fraction, the numerator of which shall be the number of shares of Lyondell Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Lyondell Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of Lyondell Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Lyondell Stock which the aggregate offering price of the total number of shares of Lyondell

                                    Stock so offered for subscription or
                                    purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

                                    4. There will be no adjustments to the
                                    Exchange Ratio to reflect cash dividends or other distributions paid with respect to Lyondell Stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and Extraordinary Dividends. "Extraordinary Dividend" means each of (a) the full amount per share of Lyondell Stock of any cash dividend or special dividend or distribution that is identified by Lyondell as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by Lyondell as an extraordinary or special dividend or distribution) distributed per share of Lyondell Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of Lyondell Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the Closing Price of Lyondell Stock on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in Lyondell Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such Closing Price, the "Base Closing Price") and
                                    (c) the full cash value of any non-cash
                                    dividend or distribution per share of
                                    Lyondell Stock (excluding Marketable
                                    Securities, as defined in paragraph 5
                                    below). Subject to the following sentence, if any cash dividend or distribution of such other property with respect to Lyondell Stock includes an Extraordinary Dividend, the Exchange Ratio with respect to Lyondell Stock will be adjusted on the ex-dividend date so that the new Exchange Ratio will equal the product of (i) the prior Exchange Ratio and (ii) a fraction, the numerator of which is the Base Closing Price, and the denominator of which is the amount by which the Base Closing Price exceeds the Extraordinary Dividend. If any Extraordinary Dividend is at least 35% of the Base Closing Price, then, instead of adjusting the Exchange Ratio, the amount payable upon exchange at maturity will be determined as described in paragraph 5 below, and the Extraordinary Dividend will be allocated to Reference Basket Stocks in accordance with the procedures for a Reference Basket Event as described in clause (c)(ii) of paragraph 5 below. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination shall be conclusive in the absence of manifest error. A distribution on Lyondell Stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the

                                    Exchange Ratio pursuant only to clause (i),
                                    (iv) or (v) of the first sentence of
                                    paragraph 5, as applicable.

                                    5. Any of the following shall constitute a Reorganization Event: (i) Lyondell Stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by Lyondell, (ii) Lyondell has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) Lyondell completes a statutory exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) Lyondell is liquidated, (v) Lyondell issues to all of its shareholders equity securities of an issuer other than Lyondell (other than in a transaction described in clause (ii), (iii) or (iv) above) (a "spinoff stock") or (vi) Lyondell Stock is the subject of a tender or exchange offer or going private transaction on all of the outstanding shares. If any Reorganization Event occurs, in each case as a result of which the holders of Lyondell Stock receive any equity security listed on a national securities exchange or traded on The Nasdaq National Market (a "Marketable Security"), other securities or other property, assets or cash (collectively "Exchange Property"), the amount payable upon exchange at maturity with respect to the $ principal amount of each SPARQS following the effective date for such Reorganization Event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) will be determined in accordance with the following:

                                        (a) if Lyondell Stock continues to be
                                        outstanding, Lyondell Stock (if
                                        applicable, as reclassified upon the
                                        issuance of any tracking stock) at the
                                        Exchange Ratio in effect on the third
                                        Trading Day prior to the scheduled
                                        Maturity Date (taking into account any
                                        adjustments for any distributions
                                        described under clause (c)(i) below);
                                        and

                                        (b) for each Marketable Security
                                        received in such Reorganization Event
                                        (each a "New Stock"), including the
                                        issuance of any tracking stock or
                                        spinoff stock or the receipt of any
                                        stock received in exchange for Lyondell
                                        Stock, the number of shares of the New
                                        Stock received with respect to one share of Lyondell Stock multiplied by the Exchange Ratio for Lyondell Stock on the Trading Day immediately prior to the effective date of the Reorganization Event (the "New Stock Exchange Ratio"), as adjusted to the third Trading Day prior to the scheduled Maturity Date (taking into account any adjustments for distributions described under clause
                                        (c)(i) below); and

                                        (c) for any cash and any other property
                                        or securities other than Marketable
                                        Securities received in such
                                        Reorganization Event (the "Non-Stock
                                        Exchange Property"),

                                            (i) if the combined value of the
                                            amount of Non-Stock Exchange
                                            Property received per share of
                                            Lyondell Stock, as determined by the
                                            Calculation Agent in its sole
                                            discretion on the effective date of
                                            such Reorganization

                                            Event (the "Non-Stock Exchange
                                            Property Value"), by holders of
                                            Lyondell Stock is less than 25% of
                                            the Closing Price of Lyondell Stock
                                            on the Trading Day immediately prior
                                            to the effective date of such
                                            Reorganization Event, a number of
                                            shares of Lyondell Stock, if
                                            applicable, and of any New Stock
                                            received in connection with such
                                            Reorganization Event, if applicable,
                                            in proportion to the relative
                                            Closing Prices of Lyondell Stock and
                                            any such New Stock, and with an
                                            aggregate value equal to the
                                            Non-Stock Exchange Property Value
                                            multiplied by the Exchange Ratio in
                                            effect for Lyondell Stock on the
                                            Trading Day immediately prior to the
                                            effective date of such
                                            Reorganization Event, based on such
                                            Closing Prices, in each case as
                                            determined by the Calculation Agent
                                            in its sole discretion on the
                                            effective date of such
                                            Reorganization Event; and the number
                                            of such shares of Lyondell Stock or
                                            any New Stock determined in
                                            accordance with this clause (c)(i)
                                            will be added at the time of such
                                            adjustment to the Exchange Ratio in
                                            subparagraph (a) above and/or the
                                            New Stock Exchange Ratio in
                                            subparagraph (b) above, as
                                            applicable, or

                                            (ii) if the Non-Stock Exchange
                                            Property Value is equal to or
                                            exceeds 25% of the Closing Price of
                                            Lyondell Stock on the Trading Day
                                            immediately prior to the effective
                                            date relating to such Reorganization
                                            Event or, if Lyondell Stock is
                                            surrendered exclusively for
                                            Non-Stock Exchange Property (in each
                                            case, a "Reference Basket Event"),
                                            an initially equal-dollar weighted
                                            basket of three Reference Basket
                                            Stocks (as defined below) with an
                                            aggregate value on the effective
                                            date of such Reorganization Event
                                            equal to the Non-Stock Exchange
                                            Property Value multiplied by the
                                            Exchange Ratio in effect for
                                            Lyondell Stock on the Trading Day
                                            immediately prior to the effective
                                            date of such Reorganization Event.
                                            The "Reference Basket Stocks" will
                                            be the three stocks with the largest
                                            market capitalization among the
                                            stocks that then comprise the S&P
                                            500 Index (or, if publication of
                                            such index is discontinued, any
                                            successor or substitute index
                                            selected by the Calculation Agent in
                                            its sole discretion) with the same
                                            primary Standard Industrial
                                            Classification Code ("SIC Code") as
                                            Lyondell; provided, however, that a
                                            Reference Basket Stock will not
                                            include any stock that is subject to
                                            a trading restriction under the
                                            trading restriction policies of
                                            Morgan Stanley or any of its
                                            affiliates that would materially
                                            limit the ability of Morgan Stanley
                                            or any of its affiliates to hedge
                                            the SPARQS with respect to such
                                            stock (a "Hedging Restriction");
                                            provided further that if three
                                            Reference Basket Stocks cannot be
                                            identified from the S&P 500 Index by
                                            primary SIC Code for which a Hedging
                                            Restriction does not exist, the
                                            remaining Reference

                                            Basket Stock(s) will be selected by
                                            the Calculation Agent from the
                                            largest market capitalization
                                            stock(s) within the same Division
                                            and Major Group classification (as
                                            defined by the Office of Management
                                            and Budget) as the primary SIC Code
                                            for Lyondell. Each Reference Basket
                                            Stock will be assigned a Basket
                                            Stock Exchange Ratio equal to the
                                            number of shares of such Reference
                                            Basket Stock with a Closing Price on
                                            the effective date of such
                                            Reorganization Event equal to the
                                            product of (a) the Non-Stock
                                            Exchange Property Value, (b) the
                                            Exchange Ratio in effect for
                                            Lyondell Stock on the Trading Day
                                            immediately prior to the effective
                                            date of such Reorganization Event
                                            and (c)0.3333333.

                                    Following the allocation of any
                                    Extraordinary Dividend to Reference Basket
                                    Stocks pursuant to paragraph 4 above or any
                                    Reorganization Event described in this
                                    paragraph 5, the amount payable upon
                                    exchange at maturity with respect to the
                                    $           principal amount of each SPARQS
                                    will be the sum of:

                                        (x) if applicable, Lyondell Stock at
                                            the Exchange Ratio then in effect;
                                            and

                                        (y) if applicable, for each New Stock,
                                            such New Stock at the New Stock
                                            Exchange Ratio then in effect for
                                            such New Stock; and

                                        (z) if applicable, for each Reference
                                            Basket Stock, such Reference
                                            Basket Stock at the Basket Stock
                                            Exchange Ratio then in effect for
                                            such Reference Basket Stock.

                                    In each case, the applicable Exchange Ratio
                                    (including for this purpose, any New Stock
                                    Exchange Ratio or Basket Stock Exchange
                                    Ratio) will be determined by the Calculation
                                    Agent on the third Trading Day prior to the scheduled Maturity Date.

                                    For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                    Following the occurrence of any
                                    Reorganization Event referred to in
                                    paragraphs 4 or 5 above, (i) references to "Lyondell Stock" under "--No Fractional Shares," "--Closing Price" and "--Market Disruption Event" shall be deemed to also refer to any New Stock or Reference Basket Stock, and (ii) all other references in this pricing supplement to "Lyondell Stock" shall be deemed to refer to the Exchange Property into which the SPARQS are thereafter exchangeable and references to a "share" or "shares" of Lyondell Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock Exchange Ratio(s) or Basket Stock Exchange Ratios resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

                                    If a Reference Basket Event occurs, we
                                    shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the occurrence of such Reference Basket Event and of the three Reference Basket Stocks selected as promptly as possible and in no event later than five Business Days after the date of the Reference Basket Event.

                                    No adjustment to any Exchange Ratio
                                    (including for this purpose, any New Stock
                                    Exchange Ratio or Basket Stock Exchange
                                    Ratio) will be required unless such
                                    adjustment would require a change of at
                                    least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Exchange Ratios will be made up to the close of business on the third Trading Day prior to the scheduled Maturity Date.

                                    No adjustments to the Exchange Ratio or
                                    method of calculating the Exchange Ratio will be required other than those specified above. The adjustments specified above do not cover all events that could affect the Closing Price of Lyondell Stock, including, without limitation, a partial tender or exchange offer for Lyondell Stock.

                                    The Calculation Agent shall be solely
                                    responsible for the determination and
                                    calculation of any adjustments to the
                                    Exchange Ratio, any New Stock Exchange Ratio or Basket Stock Exchange Ratio or method of calculating the Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                    The Calculation Agent will provide
                                    information as to any adjustments to the Exchange Ratio, or to the method of calculating the amount payable upon exchange at maturity of the SPARQS made pursuant to paragraph 5 above, upon written request by any investor in the SPARQS.

Market Disruption Event.........    Market Disruption Event means, with respect
                                    to Lyondell Stock:

                                        (i) a suspension, absence or material
                                        limitation of trading of Lyondell Stock
                                        on the primary market for Lyondell Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for Lyondell Stock as a result of which the reported trading prices for Lyondell Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to Lyondell Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                        (ii) a determination by the Calculation
                                        Agent in its sole discretion that any
                                        event described in clause (i) above
                                        materially interfered with our ability
                                        or the ability of any of our affiliates
                                        to unwind or adjust all or a material
                                        portion of the hedge with respect to the SPARQS.

                                    For purposes of determining whether a Market
                                    Disruption Event has occurred: (1) a
                                    limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission (the "Commission") of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading,
                                    (4) a suspension of trading in options
                                    contracts on Lyondell Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to Lyondell Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Lyondell Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
   in Case of an Event of
   Default......................    In case an event of default with respect to
                                    the SPARQS shall have occurred and be
                                    continuing, the amount declared due and
                                    payable per SPARQS upon any acceleration of the SPARQS (an "Event of Default
                                    Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to the lesser of (i) the product of (x) the Closing Price of Lyondell Stock
                                    (and/or the value of any Exchange Property) as of the date of such acceleration and (y) the then current Exchange Ratio and (ii) the Call Price calculated as though the date of acceleration were the Call Date (but in no event less than the Call Price for the first
                                    Call Date), in each case plus accrued but unpaid interest to but excluding the date of acceleration; provided that if we have called the SPARQS in accordance with the Morgan Stanley Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each SPARQS equal to the Call Price for the Call Date specified in our notice of mandatory exchange, plus accrued but unpaid interest to but excluding the date of acceleration.

Lyondell Stock; Public
Information.....................    Lyondell Chemical Company is a global
                                    chemical company that manufactures and
                                    markets a variety of intermediate and
                                    performance chemicals, operates
                                    petrochemicals and polymers businesses and produces refined petroleum products.
                                    Lyondell Stock is registered under the
                                    Exchange Act. Companies with securities
                                    registered under the Exchange Act are
                                    required to file periodically certain
                                    financial and other information specified by the Commission. Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W.,
                                    Washington, D.C. 20549, and copies of such material can be obtained from the Public
                                    Reference Section of the Commission, 450
                                    Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by Lyondell pursuant to the Exchange Act can be located by reference to Commission file number 1-10145. In addition, information regarding Lyondell may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                    This pricing supplement relates only to the SPARQS offered hereby and does not relate to Lyondell Stock or other securities of Lyondell. We have derived all disclosures contained in this pricing supplement regarding Lyondell from the publicly available documents described in the preceding paragraph. In connection with the offering of the SPARQS, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Lyondell. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding Lyondell is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of Lyondell Stock (and therefore the price of Lyondell Stock at the time we price the SPARQS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Lyondell could affect the value received at maturity with respect to the SPARQS and therefore the trading prices of the SPARQS.

                                    Neither we nor any of our affiliates makes any representation to you as to the performance of Lyondell Stock.

                                    We and/or our affiliates may presently or from time to time engage in business with Lyondell, including extending loans to, or making equity investments in, Lyondell or providing advisory services to Lyondell, such as merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to Lyondell, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to Lyondell, and the reports may or may not recommend that investors buy or hold Lyondell Stock. The statements in the preceding two sentences are not intended to affect the rights of investors in the SPARQS under the securities laws. As a prospective purchaser of SPARQS, you should undertake an independent investigation of Lyondell as in your judgment is appropriate to make an informed decision with respect to an investment in Lyondell Stock.

Historical Information..........    The following table sets forth the published
                                    high and low Closing Prices of Lyondell
                                    Stock during 2001, 2002, 2003 and 2004
                                    through December 27, 2004. The Closing Price of Lyondell Stock on December 27, 2004 was
                                    $28.87. We obtained the Closing Prices and other information below from Bloomberg
                                    Financial Markets, without independent
                                    verification. You should not take the
                                    historical prices of Lyondell Stock as an indication of future performance. The price of Lyondell Stock may decrease so that at maturity you will receive an amount of Lyondell Stock worth less than the principal amount of the SPARQS. We cannot give you any assurance that the price of Lyondell Stock will increase so that at maturity you will receive an amount of Lyondell Stock worth more than the principal amount of the SPARQS. To the extent that the Closing Price at maturity of shares of Lyondell Stock at the Exchange Ratio is less than the Issue
                                    Price of the SPARQS and the shortfall is not offset by the coupon paid on the SPARQS, you will lose money on your investment.

                                                       High     Low    Dividends
                                                      -------  ------- ---------
                                   (CUSIP 552078107)
                                   2001
                                   First Quarter..... $ 17.84  $ 14.10    .225
                                   Second Quarter....   17.39    14.04    .225
                                   Third Quarter.....   15.27    10.05    .225
                                   Fourth Quarter....   15.75    11.05    .225
                                   2002
                                   First Quarter.....   17.31    12.20    .225
                                   Second Quarter....   17.47    14.26    .225
                                   Third Quarter.....   15.01    11.50    .225
                                   Fourth Quarter....   14.62    10.35    .225
                                   2003
                                   First Quarter.....   14.40    11.11    .225
                                   Second Quarter....   15.72    13.53    .225
                                   Third Quarter.....   15.50    12.78    .225
                                   Fourth Quarter....   17.03    12.56    .225
                                   2004
                                   First Quarter.....   19.00    14.84    .225
                                   Second Quarter....   17.39    14.93    .225
                                   Third Quarter.....   22.50    16.63    .225
                                   Fourth Quarter
                                    (through December
                                    27, 2004)........   29.13    21.37    .225

                                    We make no representation as to the amount of dividends, if any, that Lyondell will pay in the future. In any event, as an investor in the SPARQS, you will not be entitled to receive dividends, if any, that may be payable on Lyondell Stock.

Use of Proceeds and Hedging.....    The net proceeds we receive from the sale of
                                    the SPARQS will be used for general
                                    corporate purposes and, in part, by us in connection with hedging our obligations under the SPARQS through one or more of our subsidiaries. The original issue price of the SPARQS includes the Agent's Commissions
                                    (as shown on the cover page of this pricing supplement) paid with respect to the SPARQS and the cost of hedging our obligations under the SPARQS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                    On or prior to the day we price the SPARQS for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the SPARQS by taking positions in Lyondell Stock, in options contracts on Lyondell Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the price of Lyondell Stock, and, accordingly, potentially increase the issue price of the SPARQS and, therefore, the price at which Lyondell Stock must close before you would receive at maturity an amount of Lyondell Stock worth as much as or more than the principal amount of the SPARQS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the SPARQS by purchasing and selling Lyondell Stock, options contracts on Lyondell Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the price of Lyondell Stock and, therefore, adversely affect the value of the SPARQS or the payment you will receive at maturity or upon any acceleration of the SPARQS.

Supplemental Information
  Concerning Plan of
  Distribution..................    Under the terms and subject to the
                                    conditions contained in the U.S.
                                    distribution agreement referred to in the prospectus supplement under "Plan of
                                    Distribution," the Agent, acting as
                                    principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of SPARQS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the SPARQS directly to the public at the public offering price set forth on the cover page of this pricing supplement plus accrued interest, if any, from the Original Issue
                                    Date. The Agent may allow a concession not in excess of $ per SPARQS to other dealers.
                                    After the initial offering of the SPARQS, the Agent may vary the offering price and other selling terms from time to time.

                                    We expect to deliver the SPARQS against
                                    payment therefor in New York, New York on
                                            , 2005, which will be the fifth
                                    Business Day following the date of this
                                    pricing supplement and of the pricing of the SPARQS. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade SPARQS on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the SPARQS initially will settle in five Business Days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

                                    In order to facilitate the offering of the SPARQS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the SPARQS or Lyondell Stock. Specifically, the Agent may sell more SPARQS than it is obligated to purchase in connection with the offering, creating a naked short position in the SPARQS for its own account. The Agent must close out any naked short position by purchasing the SPARQS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the SPARQS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, SPARQS or Lyondell Stock in the open market to stabilize the price of the SPARQS. Any of these activities may raise or maintain the market price of the SPARQS above independent market levels or prevent or retard a decline in the market price of the SPARQS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction in connection with this offering of the SPARQS. See "--Use of Proceeds and Hedging" above.

ERISA Matters for Pension Plans
   and Insurance Companies......    Each fiduciary of a pension, profit-sharing
                                    or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the SPARQS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                    In addition, we and certain of our
                                    subsidiaries and affiliates, including MS &
                                    Co. and Morgan Stanley DW Inc. (formerly
                                    Dean Witter Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the SPARQS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the SPARQS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                    The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the SPARQS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                    Because we may be considered a party in
                                    interest with respect to many Plans, the SPARQS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not
                                    prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the SPARQS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the SPARQS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or
                                    Section 4975 of the Code or (b) its
                                    purchase, holding and disposition are
                                    eligible for exemptive relief or such
                                    purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                    Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the SPARQS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                    In addition to considering the consequences of holding the SPARQS, employee benefit plans subject to ERISA or insurance companies deemed to be investing ERISA plan assets (or other governmental or church plans subject to similar regulations, as described above) purchasing the SPARQS should also consider the possible implications of owning Lyondell Stock upon exchange of the SPARQS at maturity. Purchasers of the SPARQS have exclusive responsibility for ensuring that their purchase, holding and disposition of the SPARQS do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

United States Federal Income
  Taxation......................    The following summary is based on the advice
                                    of Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S.
                                    federal income tax consequences to initial investors in the SPARQS that purchase the SPARQS at the Issue Price and that will hold the SPARQS as capital assets within the meaning of Section 1221 of the Code. This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws (e.g., certain financial institutions, tax-exempt organizations, dealers and certain traders in options or securities, partnerships or other entities classified as partnerships, or persons who hold a SPARQS as a part of a hedging transaction, straddle, conversion or other integrated transaction). Additionally, except as pertains to the withholding tax described below under "--Non-U.S. Holders," the effect of the U.S. federal tax laws, including the effect of the U.S. federal estate tax laws, on an investment in the SPARQS by non-U.S. investors is not discussed. As the law applicable to the U.S.
                                    federal income taxation of instruments such as the SPARQS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                    General

                                    Pursuant to the terms of the SPARQS and
                                    subject to the discussion below under
                                    "--Non-U.S. Holders," we and every investor
                                    in the SPARQS agree (in the absence of an
                                    administrative determination or judicial
                                    ruling to the contrary) to characterize a
                                    SPARQS for all tax purposes as an investment
                                    unit consisting of the following components
                                    (the "Components"): (i) a terminable
                                    contract (the "Terminable Forward Contract")
                                    that (a) requires an investor in a SPARQS
                                    (subject to the Morgan Stanley Call Right)
                                    to purchase, and us to sell, for an amount
                                    equal to the Issue Price (the "Forward
                                    Price"), Lyondell Stock at maturity and (b)
                                    allows us, upon exercise of the Morgan
                                    Stanley Call Right, to terminate the
                                    Terminable Forward Contract by returning to
                                    an investor the Deposit (as defined below)
                                    and paying to an investor an amount of cash
                                    equal to the difference between the Call
                                    Price and the Deposit; and (ii) a deposit
                                    with us of a fixed amount of cash, equal to
                                    the Issue Price, to secure the investor's
                                    obligation to purchase Lyondell Stock (the
                                    "Deposit"), which Deposit bears a quarterly
                                    compounded yield of    % per annum, which
                                    yield is based on our cost of borrowing.
                                    Under this characterization, less than the full quarterly payments on the SPARQS will be attributable to the yield on the Deposit. Accordingly, the excess of the quarterly payments on the SPARQS over the portion of those payments attributable to the yield on the Deposit will represent payments attributable to the investor's entry into the Terminable Forward Contract (the "Contract Fees"). Based on our determination of the relative fair market values of the Components at the time of issuance of the SPARQS, we will allocate 100% of the Issue Price of the SPARQS to the Deposit and none to the Terminable Forward Contract. Our allocation of the Issue Price between the Components will be binding on investors in the SPARQS, unless an investor timely and explicitly discloses to the IRS that its allocation is different from ours. The treatment of the SPARQS described above and our allocation are not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the SPARQS or instruments similar to the SPARQS for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the SPARQS. Due to the absence of authorities that directly address instruments that are similar to the SPARQS, Tax Counsel is unable to render an opinion as to the proper U.S. federal income tax characterization of the SPARQS. Significant aspects of the U.S. federal income tax consequences of an investment in the SPARQS are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization described herein. Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the SPARQS (including alternative characterizations of the SPARQS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

                                    U.S. Holders

                                    As used herein, the term "U.S. Holder" means an owner of a SPARQS that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                    Tax Treatment of the SPARQS

                                    Assuming the characterization of the SPARQS and the allocation of the Issue Price as set forth above, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                                    Quarterly Payments on the SPARQS. To the extent attributable to the yield on the Deposit, quarterly payments on the SPARQS will generally be taxable to a U.S. Holder as ordinary income at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. As discussed above, any excess of the quarterly payments over the portion thereof attributable to the yield on the Deposit will be treated as Contract Fees. Although the U.S. federal income tax treatment of Contract Fees is uncertain, we intend to take the position, and the following discussion assumes, that any Contract Fees with respect to the SPARQS constitute taxable income to a U.S. Holder at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

                                    Tax Basis. Based on our determination set forth above, the U.S. Holder's tax basis in the Terminable Forward Contract will be zero, and the U.S. Holder's tax basis in the Deposit will be 100% of the Issue Price.

                                    Settlement of the Terminable Forward
                                    Contract. Upon maturity of the Terminable
                                    Forward Contract, a U.S. Holder would,
                                    pursuant to the Terminable Forward Contract, be deemed to have applied the Forward Price toward the purchase of Lyondell Stock, and the U.S. Holder would not recognize any gain or loss with respect to any Lyondell Stock received. With respect to any cash received upon maturity (other than in respect of any accrued Contract Fees or accrued but unpaid interest on the Deposit, which will be taxed as described above under "--Quarterly Payments on the SPARQS"), a U.S. Holder would recognize gain or loss. The amount of such gain or loss would be the extent to which the amount of such cash received differs from the pro rata portion of the Forward Price allocable to the cash as described in the following paragraph. Any such gain or loss would generally be capital gain or loss, as the case may be.

                                    With respect to any Lyondell Stock received upon maturity, the U.S. Holder would have an adjusted tax basis in the Lyondell Stock equal to the pro rata portion of the Forward Price allocable to it. The allocation of the Forward Price between the right to receive cash and Lyondell Stock should be based on the amount of the cash received (excluding cash in respect of any accrued interest on the Deposit and any accrued Contract Fees) and the relative fair market value of Lyondell Stock received, as of the Maturity Date. The holding period for any Lyondell Stock received would start on the day after the maturity of the SPARQS. Although the matter is not free from doubt, the occurrence of a Reorganization Event will not cause a taxable event to occur with respect to the Terminable Forward Contract.

                                    Price Event Acceleration. Although the tax consequences of a Price Event Acceleration are uncertain, we intend to treat a Price Event Acceleration as (i) the repayment by us of the Deposit for a price equal to the Forward Price plus the present value of the portion of the remaining scheduled payments on the SPARQS (from and including the date of acceleration) that is attributable to interest on the Deposit, and (ii) the settlement of the Terminable Forward Contract through the delivery by the U.S. Holder to us of the Forward Price in exchange for (a) shares of Lyondell Stock and (b) cash equal to the present value of the portion of the remaining scheduled payments on the SPARQS (from and including the date of acceleration) that is attributable to Contract Fees. We will also pay cash representing unpaid interest on the Deposit and unpaid Contract Fees that accrued up to but excluding the date of acceleration.

                                    Assuming the characterization of the Price
                                    Event Acceleration described above, a U.S.
                                    Holder would, with respect to the price paid by us to repay the Deposit, recognize capital gain or loss equal to the difference between such amount and the U.S. Holder's basis in the Deposit which difference, in the case of an initial investor, would be equal to the present value of the portion of remaining scheduled payments on the SPARQS attributable to the unaccrued interest on the Deposit. In general, the tax treatment of the settlement of the Terminable Forward Contract upon a Price Event Acceleration would be the same as described above under "--Settlement of the Terminable Forward Contract." However, the tax treatment of cash received with respect to the present value of the portion of the remaining scheduled payments on the SPARQS that is attributable to Contract Fees is uncertain. Such amount could be treated as an adjustment to the Forward Price, which would reduce the basis a U.S. Holder would have in Lyondell Stock received, or as additional cash proceeds with respect to the Forward Contract, which would be treated as described above under "--Settlement of the Terminable Forward Contract." U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of cash received with respect to the Terminable Forward Contract upon a Price Event Acceleration.

                                    Any cash received with respect to accrued interest on the Deposit and any accrued Contract Fees will be taxed as described under "--Quarterly Payments on the SPARQS" above.

                                    Sale, Exchange or Early Retirement of the
                                    SPARQS. Upon a sale or exchange of a SPARQS prior to the maturity of the SPARQS, upon the retirement of a SPARQS prior to maturity pursuant to the Morgan Stanley Call Right or upon the occurrence of an Event of Default Acceleration, a U.S. Holder would recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and the U.S. Holder's tax basis in the SPARQS so sold, exchanged or retired. Any such gain or loss would generally be capital gain or loss, as the case may be. Such U.S. Holder's tax basis in the SPARQS would generally equal the U.S. Holder's tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest payments on the Deposit, which would be taxed as described under "--Quarterly Payments on the SPARQS" above. It is uncertain whether the amount realized includes any amount attributable to accrued but unpaid Contract Fees. U.S. Holders should consult their own tax advisors regarding the treatment of accrued but unpaid Contract Fees upon the sale, exchange or retirement of a SPARQS.

                                    Possible Alternative Tax Treatments of an
                                    Investment in the SPARQS

                                    Due to the absence of authorities that
                                    directly address the proper characterization of the SPARQS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a SPARQS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

                                    If the IRS were successful in asserting that the Contingent Payment Regulations applied to the SPARQS, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a "comparable yield" on the Issue Price. In addition, a U.S. Holder would recognize income upon maturity of the SPARQS to the extent that the value of Lyondell Stock and cash (if any) received exceeded the adjusted issue price. Furthermore, any gain realized with respect to the SPARQS would generally be treated as ordinary income.

                                    Even if the Contingent Payment Regulations do not apply to the SPARQS, other alternative U.S. federal income tax characterizations or treatments of the SPARQS are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the SPARQS. It is possible, for example, that a SPARQS could be treated as constituting an "open transaction" with the result that the quarterly payments on the SPARQS might not be accounted for separately as giving rise to income to U.S. Holders until the sale, exchange or retirement of the SPARQS. Other alternative characterizations are also possible. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the SPARQS.

                                    Backup Withholding and Information Reporting

                                    Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. In addition, a U.S. Holder may also be subject to information reporting in respect of the amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption or otherwise complies with the applicable requirements of the information reporting rules.

                                    Non-U.S. Holders

                                    This section only applies to you if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a SPARQS that is for U.S. federal income tax purposes:

                                        o   a nonresident alien individual;

                                        o   a foreign corporation; or

                                        o   a foreign trust or estate.

                                    Notwithstanding the treatment of the SPARQS as an investment unit consisting of a Terminable Forward Contract and a Deposit, significant aspects of the tax treatment of the SPARQS are uncertain. Accordingly, any quarterly payments on the SPARQS made to a Non-U.S. Holder generally will be withheld upon at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an "other income" or similar provision. In order to claim an exemption from or a reduction in the 30% withholding tax, a Non-U.S. Holder of a SPARQS must comply with certification requirements to establish that it is not a United States person and is eligible for a reduction of or an exemption from withholding under an applicable tax treaty. If you are a Non-U.S. Holder, you are urged to consult your own tax advisor regarding the tax treatment of the SPARQS, including the possibility of obtaining a refund of any withholding tax and the certification requirements described above.

                                                                         Annex A

                      Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of July 30, 2005, September 1, 2005 and January 30, 2006 (the scheduled Maturity Date) based on the following hypothetical terms:

     o    Original Issue Date: January 31, 2005
     o Interest Payment Dates: April 30, 2005, July 30, 2005, October 30, 2005 and the Maturity Date
     o Yield to Call: 15% per annum (computed on the basis of a 360-day year of twelve 30-day months)
     o    Issue Price: $29.00 per SPARQS
     o    Interest Rate: 9% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date at the applicable Discount Factor, equals the Issue Price. The Discount Factor is based on the hypothetical Yield to Call rate of 15% per annum and the number of years (or fraction of a year) from the Original Issue Date to and including the applicable payment date and is represented by the following formula:

                          1
     Discount Factor = -------, where x is the number of years from the Original
                       1.15(x) Issue Date to and including the applicable payment date.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o The known cash flows on the SPARQS (i.e., the interest payments) are discounted to their present value on the Original Issue Date at the applicable Discount Factor. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o For example, the present value of all of the interest payments for the hypothetical Call Date of July 30, 2005 is $1.2386 ($.6301+ $.6085).

     o Since the present value of all payments on the SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payment on each SPARQS) must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o For example, for the hypothetical Call Date of July 30, 2005, the present value of the Call Price is $27.7614 ($29.0000 - $1.2386).

     o The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o For the hypothetical Call Date of July 30, 2005, the Call Price is therefore $29.7709, which is the amount that if paid on July 30, 2005 has a present value on the Original Issue Date of $27.7614, based on the applicable Discount Factor.

                                    o   o   o

The Call Prices calculated in the following tables are based upon the hypothetical terms set forth above and the three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual terms of the SPARQS and the actual Call Date.

                                                     Call Date of July 30, 2005
                                                     --------------------------
                                                                                                                            Present
                                                                                                                           Value at
                                                                                                                           Original
                                                                                                                          Issue Date
                                               Accrued                                                                      of Cash
                                                 but                      Total        Days                                Received
                                               Unpaid                      Cash        from     Years from     Discount   on Payment
                                 Interest     Interest                   Received    Original    Original     Factor at     Date at
                   Issue Price   Payments    Received on   Call Price   on Payment     Issue    Issue Date      Yield        Yield
  Payment Date        Paid       Received     Call Date    Received(1)     Date       Date(2)  (Days(2)/360)  to Call(3)    to Call
-----------------  -----------   --------    -----------   -----------  ----------   --------  -------------  ----------  ----------
January 31, 2005     ($29.00)          --            --            --          --           0      .00000       100.000%         --
April 30, 2005            --     $  .6525            --            --    $  .6525          90      .25000        96.566%   $  .6301
Call Date
 (July 30, 2005)          --           --      $  .6525            --    $  .6525         180      .50000        93.250%   $  .6085
Call Date
 (July 30, 2005)          --           --            --      $29.7709    $29.7709         180      .50000        93.250%   $27.7614

Total amount received on the Call Date: $30.4234                                                                  Total:   $29.0000

Total amount received over the term of the SPARQS: $31.0759

------------------------------

1 The Call Price of $29.7709 is the dollar amount that has a present value of $27.7614, which has been discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 15% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $29.00.

2    Based upon a 360-day year of twelve 30-day months.

                         1
3    Discount Factor = -------, where x is Years from Original Issue Date to and
                       1.15(x)  including the applicable payment date.

                                                   Call Date of September 1, 2005
                                                   ------------------------------
                                                                                                                            Present
                                                                                                                           Value at
                                                                                                                           Original
                                                                                                                          Issue Date
                                               Accrued                                                                      of Cash
                                                 but                      Total        Days                                Received
                                               Unpaid                      Cash        from     Years from     Discount   on Payment
                                 Interest     Interest                   Received    Original    Original     Factor at     Date at
                   Issue Price   Payments    Received on   Call Price   on Payment     Issue    Issue Date      Yield        Yield
  Payment Date        Paid       Received     Call Date    Received(1)     Date       Date(2)  (Days(2)/360)  to Call(3)    to Call
-----------------  -----------   --------    -----------   -----------  ----------   --------  -------------  ----------  ----------
January 31, 2005     ($29.00)          --            --            --          --           0      .00000      100.000%          --
April 30, 2005            --     $  .6525            --            --    $  .6525          90      .25000       96.566%    $  .6301
July 30, 2005             --     $  .6525            --            --    $  .6525         180      .50000       93.250%    $  .6085
Call Date
 (September 1, 2005)      --           --      $  .2248            --    $  .2248         211      .58611       92.135%    $  .2071
Call Date
 (September 1, 2005)      --           --            --      $29.9064    $29.9064         211      .58611       92.135%    $27.5543

Total amount received on the Call Date: $30.1312                                                                 Total:    $29.0000

Total amount received over the term of the SPARQS: $31.4362

------------------------------

1 The Call Price of $29.9064 is the dollar amount that has a present value of $27.5534, which has been discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 15% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $29.00.

2    Based upon a 360-day year of twelve 30-day months.

                          1
3    Discount Factor = -------, where x is Years from Original Issue Date
                       1.15(x)  to and including the applicable payment date.


                                         Call Date of January 30, 2006 (Maturity Date)
                                         ---------------------------------------------
                                                                                                                            Present
                                                                                                                           Value at
                                                                                                                           Original
                                                                                                                          Issue Date
                                               Accrued                                                                      of Cash
                                                 but                      Total        Days                                Received
                                               Unpaid                      Cash        from     Years from     Discount   on Payment
                                 Interest     Interest                   Received    Original    Original     Factor at     Date at
                   Issue Price   Payments    Received on   Call Price   on Payment     Issue    Issue Date      Yield        Yield
  Payment Date        Paid       Received     Call Date    Received(1)     Date       Date(2)  (Days(2)/360)  to Call(3)    to Call
-----------------  ------------  --------    -----------   -----------  ----------   --------  -------------  ----------  ----------
January 31, 2005     ($29.00)          --            --            --          --           0       .00000     100.000%          --
April 30, 2005            --     $  .6525            --            --    $  .6525          90       .25000      96.566%    $  .6301
July 30, 2005             --     $  .6525            --            --    $  .6525         180       .50000      93.250%    $  .6085
October 30, 2005          --     $  .6525            --            --    $  .6525         270       .75000      90.049%    $  .5876
Call Date
 (January 30, 2006)       --           --      $  .6525            --    $  .6525         360      1.00000      86.957%    $  .5674
Call Date
 (January 30, 2006)       --           --            --      $30.5972    $30.5972         360      1.00000      86.957%    $26.6064

Total amount received on the Call Date: $31.2497                                                                 Total:    $29.0000

Total amount received over the term of the SPARQS: $33.2072

------------------------------
1 The Call Price of $30.5972 is the dollar amount that has a present value of $26.6064, which has been discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 15% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $29.00.

2    Based upon a 360-day year of twelve 30-day months.

                          1
3    Discount Factor = -------, where x is Years from Original Issue Date to and
                       1.15(x)  including the applicable payment date.